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                                 EXHIBIT d.(iv)

        Form of Amendment Number 5 to Investment Sub-Advisory Agreement with Wellington Management Company, LLP
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                              AMENDMENT NUMBER 5 TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

         The Investment Sub-Advisory Agreement between HL Investment Advisors, LLC ("HL Advisors"), formerly known as HL Investment Advisors, Inc., and Wellington Management Company, LLP ("Wellington Management") dated May 29, 1998, as amended (the "Agreement") is hereby amended to include Hartford Growth HLS Fund (the "New Fund") as a new Portfolio. All provisions in the Agreement shall also apply to the New Fund except as stated below.

         The sub-advisory fee shall be accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value of Hartford Growth HLS Fund:

         NET ASSET VALUE                                      ANNUAL RATE
         ---------------                                      -----------
         First $50 million                                        0.400%
         Next $100 million                                        0.300%
         Next $350 million                                        0.250%
         Amount Over $500 million                                 0.200%

         Wellington Management will waive sub-advisory fees on the first $50 million of assets (excluding seed money) for the New Fund.

         This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of _______, 2001.

                                                 HL INVESTMENT ADVISORS, LLC

                                                 By:
                                                    ---------------------------
                                                    David M. Znamierowski
                                                    Senior Vice President